LATU131 DW-EF 14:11 SEC Contacts Whole Foods Market as it Begins Inquiry
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TO BUSINESS AND RETAILING EDITORS:

              SEC Contacts Whole Foods Market as it Begins Inquiry

      AUSTIN, Texas, July 17 /PRNewswire-FirstCall/ -- Whole Foods Market, Inc. (Nasdaq: WFMI) today announced it was contacted by the staff of the Securities and Exchange Commission (SEC) late yesterday. The SEC staff is conducting an inquiry in relation to online financial message board postings regarding Whole Foods Market and Wild Oats Markets. The Company intends to fully cooperate with the SEC and does not anticipate commenting further while the inquiry is pending.

      About Whole Foods Market: Founded in 1980 in Austin, Texas, Whole Foods Market (http://www.wholefoodsmarket.com) is the world's leading natural and organic foods supermarket and America's first national certified organic grocer. In fiscal year 2006, the Company had sales of $5.6 billion and currently has more than 190 stores in the United States, Canada, and the United Kingdom. The Whole Foods Market motto, "Whole Foods, Whole People, Whole Planet"(TM) captures the Company's mission to find success in customer satisfaction and wellness, employee excellence and happiness, enhanced shareholder value, community support and environmental improvement. Whole Foods Market, Harry's Farmers Market(R), and Fresh & Wild(R) are trademarks owned by Whole Foods Market IP, LP. Whole Foods Market employs more than 45,000 Team Members and has been ranked for ten consecutive years as one of the "100 Best Companies to Work For" in America by FORTUNE magazine.

SOURCE  Whole Foods Market, Inc.
    -0-                             07/17/2007
    /CONTACT:  media, Kate Lowery, kate.lowery@wholefoods.com, or investors,
     Cindy McCann, +1-512-542-0204, both of Whole Foods Market/
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.wholefoodsmarket.com /
    (WFMI)

CO:  Whole Foods Market, Inc.
ST:  Texas
IN:  FOD REA SUP CPR MLM
SU: